First Quarter 2007 Results April 27, 2007 Dial In Number 800.895.0231 Domestic 785.424.1054 International Conference ID: ALTRA Replay Number through May 4, 2007 800.688.9445 Domestic 404.220.1371 International Conference ID: ALTRA

Safe Harbor Statement Any forward-looking statements represent the company's expectations or beliefs concerning future events. Actual results may materially differ. Any forward-looking statement made by or on behalf of the company may involve certain risks and uncertainties including risk of cyclical and seasonal demands, consolidating customer base, leverage, consumer credit conditions, competition, continued innovation, product liabilities, availability and cost of product components, and other risks. Additional risks are described in the company's Securities and Exchange Commission reports and other filings, including, but not limited to, the risks described in the company's Annual Report on Form 10-K. Undue reliance should not be placed on any forward-looking statements made by or on behalf of the company. The company undertakes no obligations to publicly update or revise any forward- looking statements.

Record Quarterly Financial Results in 1st Quarter 2007 Revenues increased 15.6% (organically 8.1%) Operating income improved 26.9% Recurring net income was up 34.0% Reduced debt $19.5 M Reduced pension and OPEB funding requirements $16.7M Adjusted EBITDA grew 19.2% Compared to 1st Quarter 2006: Completed TB Wood's Acquisition April 5, 2007

1st Quarter 2007 Financial Highlights

1st Quarter 2007 Recurring Net Income Recurring Net Income Increased 34.0%

Balance Sheet Highlights Data Q1 2007 5.4 YE 2006 4.5 Inventory Turns +0.9x

2007 Major Initiatives Continue organic focused growth New product development Strategic target markets Grow motion control portfolio Leverage global sales force & distribution network to gain market share Continue LCC sourcing initiatives Drive operational improvements using Altra Business System Increase presence in Asia S0X implementation Realize acquisition synergies Hay Hall TB Wood's

TB Wood's Update Eliminated duplicate management structure Consolidated sales forces and completed initial cross training Reorganized business into product platforms Integrated financial reporting Eliminated public company costs Actions to Date: First Year: Warehouse consolidations LCC sourcing through Altra's Shanghai office Cross-selling and distribution growth Purchasing leverage Manufacturing rationalization

2007E Outlook Includes TB Wood's $585 - $600 Million Sales $85 - $88 Million in EBITDA

Supplemental Information Adjusted EBITDA